UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2009

UNIVISION COMMUNICATIONS INC.

(Exact name of registrant as specified in charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12223	95-4398884
(Commission File Number)	(IRS Employer Identification No.)

605 Third Avenue, 12th Floor

New York, NY 10158

(Address of principal executive offices)

(212) 455-5200

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Univision Communications Inc (the “Company”) currently forecasts net revenue for the second quarter of 2009 to be low single digit percentage points below second quarter of 2008 net revenue of $541.4 million, and operating income before depreciation and amortization (“OIBDA”) for the second quarter of 2009 to be at or above OIBDA of $221.6 million for the second quarter of 2008. The Company’s expectation is based on higher contributions from subscriber fees as a result of recently negotiated multi-year distribution agreements with cable, satellite and telecom providers, the favorable impact of certain previously disclosed cost-saving initiatives initiated by the Company during the fourth quarter of 2008, and the recent stabilization in advertising related revenue.

Net revenue for the second quarter of 2008 was originally reported at $533.1 million and OIBDA for the second quarter of 2008 was originally reported as $219.9 million in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (the “2008 10-Q”). The adjusted net revenue of $541.4 million reflects (i) the addition of net revenue of $5.4 million from the reclassification of certain assets of the Company’s radio and television reporting units to continuing operations from discontinued operations during the fourth quarter of 2008, and (ii) the reclassification of $2.9 million of music license fees and affiliate station compensation to operating expense which were previously classified as a reduction of net revenue. The adjusted OIBDA of $221.6 million reflects (i) the addition of operating income of $2.4 million from the reclassification of certain assets of the Company’s radio and television reporting units to continuing operations from discontinued operations during the fourth quarter of 2008, and (ii) the deduction of $0.7 million relating to payments under protest paid under the Company’s program license agreement with Grupo Televisa S.A. (“Televisa”), which was reclassified to license fees in direct operating expenses during the fourth quarter of 2008, following the Company’s settlement of its litigation with Televisa in January 2009.

The Company uses the key indicator of OIBDA to evaluate its operating performance and for planning and forecasting future business operations. OIBDA is commonly used as a measure of performance for broadcast companies, and provides investors the opportunity to evaluate the Company’s performance as it is viewed by management. In addition, OIBDA is used by investors to measure a company’s ability to service debt and other cash needs. OIBDA as presented above is adjusted for purposes of calculating OIBDA as defined in the senior secured credit facilities to exclude certain expenses. OIBDA as presented above also does not reflect the benefit for certain income taxes which was included in calculating OIBDA under its senior secured credit facilities, before it was amended on June 19, 2009, or the provision of a fixed amount reflecting a GAAP tax benefit included in calculating OIBDA under its senior secured credit facilities, as amended. The Company’s senior secured credit facilities also allows it to make certain pro forma adjustments for purposes of calculating certain financial covenants, some of which would be applied to OIBDA. These pro forma adjustments are not reflected in OIBDA as presented above. The Company previously provided a reconciliation of OIBDA to operating income for the second quarter of 2008 in the 2008 10-Q under “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations”.

The above statements contain estimates of the Company’s preliminary second quarter 2009 financial information. Since the second quarter is not complete and the Company will review its financial and operating results following the closing of the books after June 30, actual results may differ materially from the statements contained in this Form 8-K. The Company plans to release its second quarter financial information in the first half of August 2009.

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s expectation for its net revenue and OIBDA for the second quarter of 2009. These forward-looking statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include: the preliminary nature of the Company’s financial and operating results for the second quarter of 2009 and any changes following the closing of the books after June 30, 2009; any impact of the economic crisis on our business and financial condition, including reduced advertising revenue; failure to service our debt; inability to comply with our bank credit agreement governing our senior secured credit facilities, including financial covenants and ratios; cancellation, reductions or postponements of advertising; write downs of the carrying value of assets due to impairment and inability to realize the full value of our intangible assets; failure of our new or existing businesses to produce projected revenues or cash flows; our reliance on Televisa for a significant amount of our network programming; failure to obtain the benefits expected from cross-promotion of media; regional downturns in economic conditions in those areas where our stations are located; possible strikes or other union job actions; changes in the rules and regulations of the Federal Communications Commission; failure to reach agreement with cable operators on acceptable “retransmission consent” terms; a decrease in the supply or quality of programming; an increase in the cost of programming; an increase in the preference among Hispanics for English-language programming; the need for any unanticipated expenses; competitive pressures from other broadcasters and other entertainment and news media; potential impact of new technologies; our pending trial with Televisa with respect to Internet issues; unanticipated interruption in our broadcasting for any reason, including acts of terrorism; our ability to access our remaining holdings in the Reserve Primary Fund; a failure to achieve profitability; and growth or anticipated cash flows from acquisitions.

Actual results may differ materially due to these risks and uncertainties as well as those described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this

Form 8-K.

ITEM 8.01.	OTHER EVENTS.

The conditions to the effectiveness of the amendment to the Company’s credit agreement for its senior secured credit facilities, as previously reported in its Form 8-K filed on June 11, 2009, have been satisfied, and the amendment to the credit agreement became effective on June 19, 2009. On June 19, 2009, the Company repaid with cash on hand (with simultaneous reductions in the related commitments) its revolving loans in an amount equal to $150 million, reducing the Company’s revolving credit facility to $600 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVISION COMMUNICATIONS INC.
(Registrant)

By:	/s/ PETER H. LORI

Date June 23, 2009	Peter H. Lori
Senior Vice President and Chief Accounting Officer